Exhibit 99.2
ARUBA NETWORKS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On January 4, 2008, Aruba Networks, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement ”), by and among the Company, AirWave Wireless, Inc., a Delaware corporation (“ AirWave ”), Aloha Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“ Merger Sub ”), Gary Hegna, Greg Murphy, Bryan Wargo, Kevin Beals, Paul Gray and, with respect to Article VII, Article VIII and Article IX thereof only, Westbury Equity Partners SBIC, L.P., a Delaware limited liability partnership, Ignition, LLC, a Delaware limited liability company, and Idealab Holdings, L.L.C., a Delaware limited liability company, Robert Headley as shareholder representative, and U.S. Bank National Association as escrow agent. The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, AirWave will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation as a wholly-owned subsidiary of the Company. A description of the Agreement is contained in the 8-K filed by the Company on January 9, 2008 and is incorporated herein by reference.
     On March 20, 2008, following the satisfaction or waiver of the conditions to closing contained in the Agreement, the Company completed its acquisition of AirWave. The total purchase price for AirWave was approximately $24.6 million.
     The accompanying unaudited pro forma condensed combined financial statements as of and for the six months ended January 31, 2008 and for the year ended July 31, 2007, are based on the historical financial statements of the Company and AirWave after giving effect to the merger. The unaudited pro forma condensed combined balance sheet combines the Company’s and AirWave’s respective balance sheets as of January 31, 2008 and December 31, 2007, respectively, and gives effect to the merger as if it occurred on January 31, 2008. The unaudited pro forma condensed combined balance sheet includes adjustments that are directly attributable to the merger. The unaudited pro forma condensed combined statement of operations for the six months ended January 31, 2008 combines the Company’s historical consolidated statement of operations for the six months ended January 31, 2008 with AirWave’s historical consolidated statement of operations for the six months ended December 31, 2007, and is presented as if the merger had taken place on August 1, 2006. The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2007, combines the Company’s historical consolidated statement of operations for the year ended July 31, 2007 with AirWave’s historical consolidated statement of operations for the year ended September 30, 2007, and is presented as if the merger had taken place on August 1, 2006. The unaudited pro forma condensed combined statements of operations include adjustments directly attributable to the merger and that are recurring in nature. The pro forma adjustments are based upon currently available information and assumptions that are factually supportable.
     The merger has been accounted for under the purchase method of accounting with the Company as the acquirer. Under the purchase method of accounting, the purchase price, including directly related transaction costs, was allocated to the AirWave assets acquired and liabilities assumed based on their estimated fair values as of the effective date of the acquisition, March 20, 2008. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The final purchase price allocation is dependent upon the completion of the valuation of Airwave’s net assets acquired and liabilities assumed. The Company expects to complete the valuation work within 12 months of the date of merger. The final purchase price allocation and its effect on results of operations may differ significantly from the pro forma amounts included in this section, although these amounts represent management’s best estimates as of the date of this document.
     The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or that actually would have been realized had the Company and AirWave been a combined company during the periods presented. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended July 31, 2007, filed on October 12, 2007, and in its Form 10-Q for the quarterly period ended January 31, 2008, filed on March 7, 2008, as well as Airwave’s historical consolidated financial statements included in this Form 8-K/A.

ARUBA NETWORKS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of January 31, 2008
(In thousands)

	Historical		Pro Forma
	Aruba	AirWave	Adjustments		Combined
	(Note 1)		(Note 3)
ASSETS
Current assets
Cash and cash equivalents	$65,412	$1,134	$(16,591	) A	$49,955
Short-term investments	47,879	—	—		47,879
Accounts receivable, net	25,748	2,259	—		28,007
Inventory	17,329	—	—		17,329
Deferred costs	2,781	—	—		2,781
Prepaids and other	2,973	112	—		3,085

Total current assets	162,122	3,505	(16,591)		149,036

Property and equipment, net	6,380	220	—		6,600
Intangible assets, net	3,445	—	17,500	B	20,945
Goodwill	—	—	6,639	C	6,639
Deferred costs	447	—	—		447
Other assets	796	29	—		825

Total assets	$173,190	$3,754	$7,548		$184,492

LIABILITIES AND STOCKHOLDERS’ EQUITY/ (DEFICIT)
Current liabilities
Accounts payable	$1,732	$264	$—		$1,996
Accrued liabilities and other	20,342	2,077	(765	) D	21,654
Income taxes payable	522	—	—		522
Deferred revenue	20,253	2,791	(1,067	) E	21,977

Total current liabilities	42,849	5,132	(1,832)		46,149

Deferred revenue	6,174	—	—		6,174
Other long-term liabilities	161	—	—		161

Total liabilities	49,184	5,132	(1,832)		52,484

Stockholders’ equity/ (deficit)	124,006	(1,378)	1,378	F	132,008
			8,002	G

Total liabilities and stockholders’ equity/ (deficit)	$173,190	$3,754	$7,548		$184,492

The accompanying notes are an integral part of these Unaudited Pro forma Condensed Combined Financial Statements.

ARUBA NETWORKS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended January 31, 2008
(In thousands, except for per share amounts)

	Historical		Pro Forma
	Aruba	AirWave	Adjustments		Combined
	(Note 1)		(Note 3)
Revenues
Product	$72,627	$2,933	$—		$75,560
Professional services and support	12,822	1,158	—		13,980
Ratable product and related professional services and support	1,926	—	—		1,926

Total revenues	87,375	4,091	—		91,466

Cost of revenues
Product	22,841	—	1,113	H	23,954
Professional services and support	4,203	279	270	H	4,752
Ratable product and related professional services and support	692	—	—		692

Total cost of revenues	27,736	279	1,383		29,398

Gross profit	59,639	3,812	(1,383)		62,068

Operating expenses
Research and development	17,386	1,404	—		18,790
Sales and marketing	40,525	2,431	618	H	43,574
General and administrative	8,595	1,196	—		9,791

Total operating expenses	66,506	5,031	618		72,155

Operating loss	(6,867)	(1,219)	(2,001)		(10,087)

Other income, net	3,202	6	(439	) I	2,769

Loss before provision for income taxes	(3,665)	(1,213)	(2,440)		(7,318)

Provision for income taxes	452	5	—	J	457

Net loss	$(4,117)	$(1,218)	$(2,440)		$(7,775)

Net loss per common share, basic and diluted	$(0.05)				$(0.10)

Shares used in computing basic and diluted net loss per common share	77,538		1,519	K	79,057

The accompanying notes are an integral part of these Unaudited Pro forma Condensed Combined Financial Statements.

ARUBA NETWORKS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended July 31, 2007
(In thousands, except for per share amounts)

	Historical		Pro Forma
	Aruba	AirWave	Adjustments		Combined
	(Note 1)		(Note 3)
Revenues
Product	$107,939	$5,476	$—		$113,415
Professional services and support	12,847	2,207	—		15,054
Ratable product and related professional services and support	6,713	—	—		6,713

Total revenues	127,499	7,683	—		135,182

Cost of revenues
Product	36,035	—	2,225	H	38,260
Professional services and support	4,863	429	540	H	5,832
Ratable product and related professional services and support	2,470	—	—		2,470

Total cost of revenues	43,368	429	2,765		46,562

Gross profit	84,131	7,254	(2,765)		88,620

Operating expenses
Research and development	25,654	2,440	—		28,094
Sales and marketing	60,115	4,138	1,237	H	65,490
General and administrative	14,600	1,394	—		15,994
In-process research and development	632	—	—		632

Total operating expenses	101,001	7,972	1,237		110,210

Operating loss	(16,870)	(718)	(4,002)		(21,590)

Other income (expense), net	(7,137)	9	(715	) I	(7,843)

Loss before provision for income taxes	(24,007)	(709)	(4,717)		(29,433)

Provision for income taxes	375	1	—	J	376

Net loss	$(24,382)	$(710)	$(4,717)		$(29,809)

Net loss per common share, basic and diluted	$(0.70)				$(0.82)

Shares used in computing basic and diluted net loss per common share	34,808		1,519	K	36,327

The accompanying notes are an integral part of these Unaudited Pro forma Condensed Combined Financial Statements.

ARUBA NETWORKS, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
     On March 20, 2008, following the satisfaction or waiver of the conditions to closing contained in the Agreement, the Company completed its acquisition of AirWave Wireless, Inc. (“AirWave”). AirWave designs and sells specialized software to centrally manage large, multi-vendor wireless LAN, mesh, and WiMAX networks.
     These unaudited pro forma condensed combined financial statements have been prepared based upon historical financial information of the Company and AirWave giving effect to the acquisition and other related adjustments described in these footnotes. No transactions occurred between the Company and AirWave in the six months ended January 31, 2008 and for the year ended July 31, 2007. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the merger actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended July 31, 2007, filed on October 12, 2007, and its Form 10-Q for the quarterly period ended January 31, 2008, filed on March 7, 2008, as well as AirWave’s historical consolidated financial statements included in this Form 8-K/A.
     The unaudited pro forma condensed combined balance sheet was prepared by combining the historical consolidated balance sheets of the Company and AirWave as of January 31, 2008 and December 31, 2007, respectively, assuming the merger occurred on January 31, 2008. The unaudited pro forma condensed combined statement of operations for the six months ended January 31, 2008 combines the Company’s historical consolidated statement of operations for the six months ended January 31, 2008 with AirWave’s historical consolidated statement of operations for the six months ended December 31, 2007, and is presented as if the merger had taken place on August 1, 2006. The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2007, combines the Company’s historical consolidated statement of operations for the year ended July 31, 2007 with AirWave’s historical consolidated statement of operations for the year ended September 30, 2007, and is presented as if the merger had taken place on August 1, 2006. AirWave’s historical consolidated statement of operations for the three months ended September 30, 2007 is included in both the pro forma condensed combined statement of operations for the six months ended January 31, 2008 and the year ended July 31, 2007. AirWave’s total revenues for the three months ended September 30, 2007 were $1,764,000. AirWave’s net loss for the three months ended September 30, 2007 was $498,000. Pro forma adjustments to the combined historical results are discussed in Note 3.
     The unaudited pro forma condensed combined statements of operations do not reflect operational and administrative cost savings (“synergies”) that management of the combined company believes may be achieved as a result of the acquisition, or non-recurring one-time costs that may be incurred as a direct result of the acquisition.
2. PRELIMINARY PURCHASE PRICE ALLOCATION
     On March 20, 2008, the Company completed its acquisition of AirWave.
     The unaudited pro forma condensed combined financial statements reflect the total purchase price for AirWave of approximately $24.6 million which consists of the following (in thousands):

Common stock (1,518,774 shares at $5.17 per share)	$7,852
Vested portion of assumed stock options	150
Cash	16,326
Transaction costs	265

Total consideration	$24,593

     The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values on the acquisition date. The excess of the purchase consideration over the fair value of the net assets acquired has been allocated to goodwill. The preliminary purchase price allocation may be adjusted after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions of preliminary estimates. The purchase price allocation will be finalized within 12 months of the date of acquisition. The final purchase price allocation and its effect on results of operations may differ significantly from the amounts included herein.
     The following is a summary of the preliminary allocation of the purchase price as of March 20, 2008 (in thousands):

Cash and cash equivalents	$560
Current assets	978
Property and equipment	96
Non-current assets	15

Total tangible assets acquired	1,649

Amortizable intangible assets:
Existing and core technology/ patents	8,900
Customer contracts	4,600
Support agreements	2,700
Tradenames/trademarks	600
Non-compete agreements	700
Goodwill	7,655

Total assets acquired	26,804
Current liabilties	(1,738)
Non-current liabilities	(473)

Total liabilities assumed	(2,211)

Total	$24,593

     Identifiable intangible assets having finite lives arising from the merger of AirWave are valued at $17.5 million with a weighted average remaining useful life of 4.6 years.
3. PRO FORMA ADJUSTMENTS
     The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the merger was completed on January 31, 2008 for balance sheet purposes and on August 1, 2006 for statements of operations purposes and reflect the following pro forma adjustments:
(A)	To record cash consideration paid by the Company, as discussed in Note 2 (in thousands):

Cash consideration	$16,326
Transaction costs	265

Total cash consideration	$16,591

(B)	To record the fair value of identified intangible assets as follows (in thousands):

	Estimated
		Useful	Annual
	Fair Value	Lives	Amortization

Existing and core technology/ patents	$8,900	4	$2,225
Customer contracts	4,600	6	767
Support agreements	2,700	5	540
Tradenames/trademarks	600	5	120
Non-compete agreements	700	2	350

Total intangible assets	$17,500		$4,002

(C)	To record goodwill resulting from the acquisition.
(D)	To eliminate the liability associated with AirWave’s dividend payable which was not assumed by the Company in connection with the acquisition.

(E)	To adjust AirWave’s deferred revenue to fair value, representing the fair value of the legal performance obligations under AirWave’s existing contracts.

(F)	To eliminate the historical stockholders’ equity of AirWave.

(G)	To record the equity consideration of the purchase price as follows (in thousands):

Common stock (1,518,774 shares at $5.17 per share)	$7,852
Vested portion of assumed stock options	150

Total equity consideration	$8,002

(H)	To record amortization expense related to purchased intangible assets as follows (in thousands):

	Six months ended	Year ended
	January 31, 2008	July 31, 2007

Amortization expense included in cost of product revenues	$1,113	$2,225
Amortization expense included in cost of professional service and support revenues	270	540
Amortization expense included in sales and marketing expenses	618	1,237

Total amortization expense	$2,001	$4,002

(I)	To adjust interest income. The decrease in interest income was determined by applying the average rate of return on the Company’s short-term investments over the period presented to the assumed net decrease in the Company’s cash balance used to fund the acquisition.

(J)	As the Company has incurred operating losses since inception and only records a tax provision for foreign and state income taxes, there is no adjustment to the tax provision as a result of the acquisition.

(K)	To adjust pro forma basic net loss per share to reflect the issuance of 1,518,774 shares of the Company’s common stock related to the acquisition of AirWave as if the shares had been outstanding throughout the periods presented.